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                                                                    EXHIBIT 23.4






                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

Pursuant to Rule 438 under the Securities Act of 1933 the undersigned hereby consents to his being named in the information statement/prospectus forming a part of this Registration Statement as a person about to become a director of Gabriel Communications, Inc.

                                             /s/ Watts Hamrick
                                             -------------------------
                                             Watts Hamrick